Exhibit 107.1
Calculation of Filing Fee
Tables
Form
S-3
(Form Type)
4D Molecular Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—

	Equity	Common Stock, par value $0.0001 per share		(1)(2)	(1)	(3)

	Equity	Preferred Stock, par value $0.0001 per share		(1)(2)	(1)	(3)

	Debt	Debt Securities		(1)	(1)	(3)

	Other	Warrants		(1)	(1)	(3)

	Other	Purchase Contracts		(1)	(1)	(3)

	Other	Units		(1)	(1)	(3)

	Unallocated (Universal) Shelf		Rule 457(o)	(1)	(1)	$0.00(3)	$153.10 per $1,000,000	$0.00(4)

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	Rule 415(a)(6)	—	—	$250,000,000	$147.60 per $1,000,000	$0.00(3)	S-3	No. 333- 276872	February 5, 2024	$36,900.00

	Total Offering Amounts					$250,000,000		$0.00

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							—

	Net Fee Due							$0.00

(1)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into
Common
Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.

(2)	Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(3)
Pursuant to Rule 415(a)(6) under the Securities Act, this amount includes the registration fee of $36,900.00 previously paid in connection with the offering, issuance and sale of up to $250,000,000 of the registrant’s common stock pursuant to this registration statement and the Sales Agreement. The $250,000,000 of shares of common stock registered pursuant to this registration statement includes $250,000,000 of shares of common stock, or the Unsold Shares, registered pursuant to Registration Statement
No. 333-276872
filed on February 5, 2024. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the filing fees previously paid in connection with the Unsold Shares will continue to be applied to the Unsold Shares.